Immediate Release
Contact:  Mary Brevard
(248) 754-0881

BORGWARNER BOARD AUTHORIZES REPURCHASE OF 5 MILLION SHARES

Auburn Hills, Michigan, April 30, 2008 – BorgWarner Inc. (NYSE: BWA) today announced that its board of directors has authorized the purchase of up to 5 million shares of the company’s common stock.  The new authorization was made in anticipation of exhausting the limited number of shares that remain available under the previous program authorized in 2000.  The company has maintained share repurchase programs since 1997.

The shares will be purchased in the open market at prevailing prices and at times and amounts to be determined by management as market conditions and its capital position warrant.  Purchased shares will be placed in treasury and may subsequently be reissued for general corporate purposes.

Auburn Hills, Michigan-based BorgWarner Inc. (NYSE: BWA) is a product leader in highly engineered components and systems for vehicle powertrain applications worldwide.  The FORTUNE 500 company operates manufacturing and technical facilities in 64 locations in 17 countries.  Customers include VW/Audi, Ford, Toyota, Renault/Nissan, General Motors, Hyundai/Kia, Daimler, Chrysler, Fiat, BMW, Honda, John Deere, PSA, and MAN. The Internet address for BorgWarner is: http://www.borgwarner.com.

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Statements contained in this news release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections.  Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements.  Such risks and uncertainties include: fluctuations in domestic or foreign vehicle production, the continued use of outside suppliers, fluctuations in demand for vehicles containing our products, changes in general economic conditions, and other risks detailed in our filings with the Securities and Exchange Commission, including the Risk Factors, identified in our most recently filed Annual Report on Form 10-K.  We do not undertake any obligation to update any forward-looking statements.